                                                                  EXHIBIT 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the prospectus constituting part of this amended registration statement on Form S-3 of our report dated June 30, 1999,on Form 10-KSB for Chequemate International, Inc. for the year ended March 31, 1999. We also consent to the incorporation and to the reference to us under the heading "Experts" in the registration statement.


 /s/ Jones, Jensen & Company
---------------------------------------

Jones, Jensen & Company
Salt Lake City, Utah
February 29, 2000


                                       II-8